Exhibit 10.58

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (the “Agreement”), dated as of October 22, 2007, is entered into by and between Allozyne, Inc., a Delaware corporation (the “Company”) and Meenu Chhabra (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement dated as of August 14, 2007 (the “Original Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Original Agreement to clarify when certain stock options will be granted to the Executive.

NOW THEREFORE, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Amendment. The Company and the Executive agree as follows:

(a) That the stock options provided for in Section 2.6(a) of the Original Agreement shall be granted to the Executive upon the earlier to occur of (x) February 1, 2008 or (y) the date on which the Company receives a final written report from Kroll Associates, Inc. or another third party, which provides a valuation of the Company’s capital stock, including without limitation, its Common Stock (as defined below).

(b) That the following be added to the Original Agreement as Section 2.6(d):

“(d) Notwithstanding anything to the contrary set forth herein, the Option described in Section 2.6(a)(i) (the “Series B Option”) shall be granted as follows: (1) 60% of the number of shares covered by the Series B Option shall begin vesting immediately after the date of consummation of the First Closing (as defined in that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of October [    ], 2007, by and among the Company and the other parties thereto (as originally executed and as the same has been or may be amended, modified, supplemented or restated from time to time in accordance with its terms the “Purchase Agreement”) in accordance with the provisions of Section 2.6(a)(i) (the “First Tranche”); and (2) if applicable, 40% of the number of shares covered by the Series B Option shall begin vesting immediately after the date of consummation of the Second Closing (as defined in the Purchase Agreement) in accordance with the provisions of Section 2.6(a)(i) (the “Second Tranche”). In connection with the acceleration of vesting contemplated by Section 8.4(a)(ii) of the Series B Option described in Section 2.6(a)(i), if such acceleration occurs on or before the consummation of the Second Closing, then, notwithstanding the provision of Section 8.4(a)(ii), the following shall occur: (x) the vesting schedule of the First Tranche shall be accelerated such that 50% of the unvested portion of the First Tranche shall be fully vested; and (y) the Second Tranche shall be automatically cancelled in all respects and shall be null and void. In the event the Second Closing does not occur, the Second Tranche shall be null and void.”

2. Limitations. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington, without regard to its conflicts of laws provisions.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Further Instruments and Actions. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement and enforce the rights and obligations pursuant hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALLOZYNE, INC.

By:

Name:

Title:

Meenu Chhabra

Signature Page to Amendment to Executive Employment Agreement